UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On February 8, 2018, Global Technology, Inc. (“Global Technology”), a wholly owned Chinese subsidiary of Applied Optoelectronics, Inc., entered into an 187,800,000 RMB Construction Agreement (the “Agreement”) with Zhejiang Xinyu Construction Group Co., Ltd. (the “General Contractor”). Pursuant to the Agreement the General Contractors agree to construct a new 744,000 square feet industrial facility (the “New Facility”), to be located at the V-03-1 plot of Wangchun Industrial Park in Ningbo, China. The New Facility will be used to expand Global Technology’s current design and manufacturing capabilities.

Global Technology agrees to pay the General Contractors a fixed price of 187,800,000 RMB to be disbursed over the course of the construction upon achievement of certain construction milestones. The construction of the New Facility is anticipated to begin on March 10, 2018 and has a targeted completion date of September 1, 2019. The Agreement includes penalties, to be paid by the General Contractor, in the event of a delay in completion. A delay penalty of 50,000 RMB will be imposed on the General Contractor on the fifth day of delay after the target completion date; each subsequent day of delay after the fifth day will incur an additional penalty of 20,000 RMB per day until completion.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Construction Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Construction Agreement is incorporated by reference herein and made a part hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2018	APPLIED OPTOELECTRONICS, INC.

By: /s/ David C. Kuo
Name: David C. Kuo
Title: General Counsel and Vice President

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